UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 High Bluff Drive, Suite 650, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 259-1165

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 16, 2014, Zogenix, Inc. (the “Company”) closed (the “Closing”) the previously announced sale of its SUMAVEL® DosePro® Needle-free Delivery System (sumatriptan injection) product line to Endo Ventures Bermuda Limited (“Endo Ventures Bermuda”) and Endo Ventures Limited (“Endo Ventures” and, together with Endo Ventures Bermuda, the “Buyers”), pursuant to an Asset Purchase Agreement, dated as of April 23, 2014, between the Company and the Buyers.

License Agreement

At the Closing, the Company and Endo Ventures Bermuda entered into a license agreement (the “License Agreement”), pursuant to which the Company granted Endo Ventures Bermuda an exclusive, perpetual, irrevocable (unless terminated as set forth in the License Agreement), fully paid-up, royalty-free license to make and have made (subject to the limitations in the License Agreement), use and research, develop and commercialize SUMAVEL DosePro (the “Product”) throughout the world under a specified subset of Zogenix’s DosePro technology patents and know-how. Zogenix retained all rights to the DosePro technology patents and know-how for use with other products.

Under the License Agreement, Zogenix has the right to review and comment on pre-clinical, non-clinical and clinical trial protocols for the Product to the extent they implicate the DosePro technology more broadly. In addition, Zogenix has the right to review and comment on drafts of regulatory filings and correspondence regarding major or material issues proposed to be made or sent with respect to the Product to the extent they implicate the DosePro technology more broadly, prior to their submission to regulatory authorities.

Zogenix agreed that, during the term of the License Agreement, neither it nor its affiliates will, directly or indirectly, research, develop and commercialize any needle-free, injection, drug delivery device administering sumatriptan as the sole active ingredient for use in humans anywhere in the world, subject to certain exceptions described in the License Agreement.

Either party may terminate the License Agreement in the event of the other party’s uncured material breach.

Supply Agreement

At the Closing, the Company and Endo Ventures also entered into a supply agreement (the “Supply Agreement”), pursuant to which the Company will retain the sole and exclusive right and the obligation to manufacture, have manufactured, supply or have supplied the Product to Endo Ventures, subject to Endo Venture’s right to qualify and maintain a back-up manufacturer. Endo Ventures will exclusively purchase the Product supplied by the Company at the cost of goods sold plus two and one-half percent.

Under the Supply Agreement, Endo Ventures will support the Company’s Product manufacturing operations with a working capital advance equivalent to the book value of the inventory of materials and unreleased finished goods held by the Company in connection with the manufacture of the Product minus the accounts payable associated with such materials and unreleased finished goods, capped initially at $7 million and subject to adjustment. The working capital advance will be evidenced by a promissory note (the “Note”) and will be secured by liens on materials and unreleased finished Product.

If the Product is the only product manufactured with the Company equipment and processes, all capital investment and improvement projects will be paid by Endo Ventures.

The Supply Agreement may be terminated by either party upon three years prior written notice, provided that the notice cannot be given prior to the fifth anniversary of the Closing Date. Either party may also terminate the Supply Agreement in the following circumstances: (i) if the other party breaches any material term of the agreement and fails to cure such breach within a specified time period following written notice; or (ii) upon the occurrence of certain financial difficulties. Endo Ventures also may terminate the Supply Agreement in the following circumstances: (i) if the Product has been deemed ineffective or unsafe by the applicable governmental authorities; or (ii) if the Company fails to supply to Endo Ventures a minimum quantity of Product over the course of a six month period which results in Endo Ventures being unable to supply the Product to its trade customers.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the License Agreement, the Supply Agreement and the Note, copies of which the Company expects to file with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2014.

Item 1.02 Termination of a Material Definitive Agreement

On May 16, 2014, in connection with the sale of the SUMAVEL® DosePro® Needle-free Delivery System (sumatriptan injection) product line to the Buyers, Cowen Healthcare Royalty Partners II, L.P. (“HRP”) exercised its right to terminate the Financing Agreement, dated June 30, 2011, between the Company and HRP (the “Financing Agreement”). Pursuant to the Financing Agreement, the Company was required to make a final payment of $40 million to HRP. The Company no longer has any payment obligations under the Financing Agreement, and all encumbrances on the Company’s intellectual property and personal property under the Financing Agreement were terminated.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information provided in Items 1.01 and 1.02 of this Form 8-K is hereby incorporated by reference into this Item 2.04.

Forward-Looking Statements

Zogenix cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Zogenix that any of its plans will be achieved. Actual results may differ materially from those set forth in this report due to the risks and uncertainties inherent in Zogenix’s business, including, without limitation: the ability of the Buyers to achieve the pre-determined sales and manufacturing milestones; Zogenix’s dependence on third-party suppliers to ensure continued adequate supply of SUMAVEL DosePro to affiliates of the Buyers; and other risks detailed in Zogenix’s prior public periodic filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Zogenix undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: May 19, 2014	By:	/s/ Ann D. Rhoads
Name: Ann D. Rhoads
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary